UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2022

IG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39579	85-2096362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 Park Ave. South, 8th Floor New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 765-5588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	IGACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	IGAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	IGACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 22, 2022, IG Acquisition Corp., a Delaware corporation (“IGAC”), PlayUp Limited, an Australian public company (the “Company”), Maple Grove Holdings Public Limited Company, a public limited company incorporated in the Republic of Ireland (“Parent”), and Project Maple Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) entered into a Business Combination Agreement (the “BCA”) and IGAC, the Company and Parent entered into a Scheme Implementation Deed (“SID”).

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2022, IGAC, the Company, Parent and Merger Sub entered into an Amendment Agreement to amend the BCA and the SID. The Amendment Agreement removes all exclusivity provisions from the BCA and the SID and permits IGAC, on the one hand, and the Company, Parent and Merger Sub, on the other hand, to discuss alternative potential business combinations with alternative target companies. The Amendment Agreement also provides that either IGAC, on the one hand, or the Company, Parent and Merger Sub, on the other hand, may immediately terminate the BCA and the SID if either has agreed final terms (such as a letter of intent) with a third party to enter into a business combination and intends to enter into those business combination terms with the third party.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the BCA and the SID, which were previously filed as Exhibits 2.1 and 2.2 to the Current Report on Form 8-K, filed by IGAC with the U.S. Securities and Exchange Commission on September 22, 2022, and the Amendment Agreement, which is filed herewith as Exhibit 10.1, each of which is incorporated by reference herein.

The reason for the entry into the Amendment Agreement is because of the delay in obtaining the Company’s audited financial statements and other materials, as well as market conditions that have made it difficult to obtain financing necessary to consummate the transactions. Unless the Company is able to deliver its audited financial statements and obtain the necessary funding, IGAC intends to seek to locate an alternative target company and potentially pursue the consummation of a business combination with such alternative target company. If the Company has not delivered its audited financial statements and obtained the necessary funding prior to the time IGAC locates an alternative target company, IGAC expects that it would enter into a letter of intent with such a target company and terminate the BCA and SID. Notwithstanding any of the foregoing, no assurance can be provided that the Company will be able to deliver its audited financial statements and obtain the necessary funding or that IGAC will locate an alternative target company or any business combination with such alternative target company would be consummated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment Agreement, dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IG ACQUISITION CORP.

By:	/s/ Christian Goode
	Name:	Christian Goode
	Title:	Chief Executive Officer

Dated: December 8, 2022

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